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                                                                     Exhibit 3.6

                              First Charter, MHC

                                    By-Laws

          Section 1. Annual Meeting of Members. The annual meeting of the members of First Charter, MHC (the "Mutual Company") for the election of directors and for the transaction of any other business of the Mutual Company shall be held, as designated by the board of directors, within the state that constitutes the principal place of business of the Mutual Company, or at any convenient place that the board of directors may designate, at 10:00 a.m., local time, on the third Wednesday in January of each calendar year, if not a legal holiday, or if a legal holiday, then on the next succeeding day not a legal holiday. The annual meeting may be held at such other times on such day as the board of directors may determine. At each annual meeting, the officers shall make a full report of the financial condition of the Mutual Company and of its progress for the preceding year and shall outline a program for the succeeding year.

          Section 2. Special Meetings of Members. Special meetings of the members of the Mutual Company may be called at any time by the president or the board of directors and shall be called by the president, a vice president, or the secretary upon the written request of members of record, holding in the aggregate at least one-tenth of the capital of the Mutual Company. Such written request shall state the purpose of the meeting and shall be delivered at the principal place of business of the Mutual Company addressed to the president. For purposes of this section, "voting capital" means FDIC-insured deposits as of the voting record date. Annual or special meetings shall be conducted in accordance with the most current edition of Robert's Rules of Order or any set of written procedures agreed to by the board of directors.

          Section 3.     Notice of Meeting of Members.

          (a) Notice of each annual meeting shall be either published once a week for the two successive calendar weeks (in each instance on any day of the week) immediately prior to the week in which such annual meeting shall convene, in a newspaper printed in the English language and of general circulation in the city or county in which the principal place of business of the Mutual Company is located, or mailed postage prepaid at least 15 days and not more than 45 days prior to the date on which such annual meeting shall convene, to each of its members of record at the last address appearing on the books of the Mutual Company. Such notice shall state the name of the Mutual Company, the place of the annual meeting, the date and time when it shall convene, and the matters to be considered. A similar notice shall be posted in a conspicuous place in each of the offices of the Mutual Company during the 14 days immediately preceding the date on which such annual meeting shall convene. If any member, in person or by authorized attorney, shall waive in writing notice of any annual meeting of members, notice thereof need not be given to such member. When any meeting is adjourned for 30 days or more, notice of the adjournment and reconvening of the meeting shall be given as in the case of the original meeting.

          (b) Notice of each special meeting shall be either published once a week for the two consecutive calendar weeks (in each instance on any day of the week) immediately prior to the week in which such special meeting shall convene, in a newspaper printed in the English language

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and of general circulation in the city or county in which the principal place of business of the Mutual Company is located, or mailed postage prepaid at least 15 days and not more than 45 days prior to the date on which such special meeting shall convene to each of its members of record at the member's last address appearing on the books of the Mutual Company. Such notice shall state the name of the Mutual Company, the purpose(s) for which the meeting is called and matters to be considered, the place of the special meeting and the date and time when it shall convene. A similar notice shall be posted in a conspicuous place in each of the offices of the Mutual Company during the 14 days immediately preceding the date on which such special meeting shall convene. If any member, in person or by authorized attorney, shall waive in writing notice of any special meeting of members, notice thereof need not be given to such member.
When any meeting is adjourned for 30 days or more, notice of the adjournment and reconvening of the meeting shall be given as in the case of the original meeting.

          Section 4. Fixing of Record Date. For the purpose of determining members entitled to notice of or to vote at any meeting of members or any adjournment thereof, or in order to make a determination of members for any other proper purpose, the board of directors shall fix in advance a record date for any such determination of members. Such date shall be not more than 60 days nor fewer than 10 days prior to the date on which the action, requiring such determination of members, is to be taken. The members entitled to participate in any such action shall be the members of record on the books of the Mutual Company on such record date. The number of votes which each member shall be entitled to cast at any meeting of the members shall be determined from the books of the Mutual Company as of such record date. Any member as of such record date who ceases to be a member prior to such meeting shall not be entitled to vote at that meeting. The same determination shall apply to any adjourned meeting.

          Section 5. Member Quorum. Any number of members present and voting, represented in person or by proxy, at a regular or special meeting of the members shall constitute a quorum. A majority of all votes cast at any meeting of the members shall determine any question, unless otherwise required by regulation. Directors, however, are elected by a plurality of the votes cast at an election of directors. At any adjourned meeting any business may be transacted which might have been transacted at the meeting as originally called. Members present at a duly constituted meeting may continue to transact business until adjournment.

          Section 6. Voting by Proxy. Voting at any annual or special meeting of the members may be by proxy pursuant to the rules and regulations of the Office of Thrift Supervision ("Office"), provided, that no proxies shall be voted at any meeting unless such proxies shall have been placed on file with the secretary of the Mutual Company, for verification, prior to the convening of such meeting. Proxies may be given telephonically or electronically as long as the holder uses a procedure for verifying the identity of the member. All proxies with a term greater than eleven months or solicited at the expense of the Mutual Company must run to the board of directors as a whole, or to a committee appointed by a majority of such board. Accounts held by an administrator, executor, guardian, conservator or receiver may be voted in person or by proxy by such person. Accounts held by a trustee may be voted by such trustee either in person or by proxy, in accordance with the terms of the trust agreement, but no trustee shall be entitled to vote accounts without a transfer of such accounts into a trustee name. Accounts held in trust of an IRA or Keogh

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Account, however, may be voted by the association if no other instructions are received. Joint accounts shall be entitled to no more than 1000 votes, and any owner may cast all the votes unless the association has otherwise been notified in writing.

          Section 7. Communication Between Members. Communication between members shall be subject to any applicable rules or regulations of the Office. No member, however, shall have the right to inspect or copy any portion of any books or records of a Federal mutual association containing: (i) a list of depositors in or borrowers from such association; (ii) their addresses; (iii) individual deposit or loan balances or records; or (iv) any data from which such information could reasonably be constructed.

          Section 8. Number of Directors. The number of directors of the Mutual Company shall be seven (7).

          Section 9. Meetings of the Board. The board of directors shall meet regularly without notice at the principal place of business of the Mutual Company at least once each calendar quarter at an hour and date fixed by resolution of the board, provided that the place of meeting may be changed by the directors. Special meetings of the board may be held at any place specified in a notice of such meeting and shall be called by the secretary upon the written request of the chairman or of three directors. All special meetings shall be held upon at least 24 hours written notice to each director unless notice is waived in writing before or after such meeting. Such notice shall state the place, date, time and purposes of such meeting. A majority of the authorized directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board. Action may be taken without a meeting if unanimous written consent is obtained for such action. The board may also permit telephonic participation at meetings. The meetings shall be under the direction of a chairman, appointed annually by the board, or in the absence of the chairman, the meetings shall be under the direction of the president.

          Section 10. Officers, Employees and Agents. Annually at the meeting of the board of directors of the Mutual Company following the annual meeting of the members of the Mutual Company, the board shall elect a president, one or more vice presidents, a secretary, and treasurer or comptroller; provided, that the offices of president and secretary may not be held by the same person and a vice president may also be the treasurer. The board may appoint such additional officers, employees, and agents as it may from time to time determine. The term of office of all officers shall be one year or until their respective successors are elected and qualified; but any officer may be removed at any time by the board with or without cause, but such removals other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed. In the absence of designation from time to time of powers and duties by the board, the officers shall have such powers and duties as generally pertain to their respective offices.

          Section 11. Any indemnification by the Mutual Company of the Mutual Company's personnel is subject to any applicable rules or regulations of the Office.

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          Section 12.    Vacancies, Resignation, or Removal of Directors.
Members of the Mutual Company shall elect directors by ballot: Provided that in the event of a vacancy on the board between meetings of members, the board of directors may, by their affirmative vote, fill such vacancy, even if the remaining directors constitute less than a quorum. A director elected to fill a vacancy shall be elected to serve only until the next election of directors by the members. Any director may resign at any time by sending a written notice of such resignation to the Mutual Company delivered to the secretary. Unless otherwise specified therein such resignation shall take effect upon receipt by the secretary. More than three consecutive absences from regular meetings of the board, unless excused by resolution of the board, shall automatically constitute a resignation, effective when such resignation is accepted by the board.

          At a meeting of members called expressly for that purpose, directors or the entire board may be removed, only with cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

          Section 13. Powers of the Board. The board of directors shall have the power:

          (a) By resolution, to appoint from among its members and remove an executive committee, which committee shall have and may exercise the powers of the board between the meetings of the board, but no such committee shall have the authority of the board to amend the charter or bylaws, adopt a plan of merger, consolidation, dissolution, or provide for the disposition of all or substantially all the property and assets of the Mutual Company. Such committee shall not operate to relieve the board, or any member thereof, of any responsibility imposed by law;

          (b) To appoint and remove by resolution the members of such other committees as may be deemed necessary and prescribe the duties thereof;

          (c) To fix the compensation of directors, officers, and employees; and to remove any officer or employee at any time with or without cause; and

          (d) To exercise any and all of the powers of the Mutual Company not expressly reserved by the charter to the members.

          Section 14. Execution of Instruments, Generally. All documents and instruments or writings of any nature shall be signed, executed, verified, acknowledged, and delivered by such officers, agents, or employees of the Mutual Company or any one of them and in such manner as from time to time may be determined by resolution of the board. All notes, drafts, acceptances, checks, endorsements, and all evidences of indebtedness of the Mutual Company whatsoever shall be signed by such officer or officers or such agent or agents of the Mutual Company and in such manner as the board may from time to time determine. Endorsements for deposit to the credit of the Mutual Company in any of its duly authorized depositories shall be made in such manner as the board may from time to time determine. Proxies to vote with respect to shares or accounts of other associations or stock of other corporations owned by, or standing in the name of, the Mutual Company may be executed and delivered from time to time on behalf of the Mutual Company by

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the president or a vice president and the secretary or an assistant secretary of the Mutual Company or by any other persons so authorized by the board.

          Section 15. Nominating Committee. The chairman, at least 30 days prior to the date of each annual meeting, shall appoint a nominating committee of three persons who are members of the Mutual Company. Such committee shall make nominations for directors in writing and deliver to the secretary such written nominations at least 15 days prior to the date of the annual meeting, which nominations shall then be posted in a prominent place in the principal place of business for the 15-day period prior to the date of the annual meeting, except in the case of a nominee substituted as a result of death or other incapacity. Provided such committee is appointed and makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by members are made in writing and delivered to the secretary of the Mutual Company at least 10 days prior to the date of the annual meeting, which nominations shall then be posted in a prominent place in the principal place of business for the 10-day period prior to the date of the annual meeting, except in the case of a nominee substituted as a result of death or other incapacity. Ballots bearing the names of all persons nominated by the nominating committee and by other members prior to the annual meeting shall be provided for use by the members at the annual meeting. If at any time the chairman shall fail to appoint such nominating committee, or the nominating committee shall fail or refuse to act at least 15 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any member and shall be voted upon.

          Section 16. New Business. Any new business to be taken up at the annual meeting, including any proposal to increase or decrease the number of directors of the Mutual Company, shall be stated in writing and filed with the secretary of the Mutual Company at least 30 days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting. Any member may make any other proposal at the annual meeting and the same may be discussed and considered; but unless stated in writing and filed with the secretary 30 days before the meeting, such proposal shall be laid over for action at an adjourned, special, or regular meeting of the members taking place at least 30 days thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of the reports of officers and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

          Section 17. Seal. The seal shall be two concentric circles between which shall be the name of the Mutual Company. The year of incorporation, the word "Incorporated," or an emblem may appear in the center.

          Section 18. Amendment. Adoption of any bylaw amendment pursuant to the Office's regulations, as long as consistent with applicable law, rules and regulations, and which adequately addresses the subject and purpose of the stated bylaw section, shall be effective upon filing with the Office in accordance with the regulatory procedures after such amendment has been approved by an affirmative vote of a majority of the authorized board, or by a vote of the members of the Mutual Company.

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          Section 19.    Indemnification.  The Mutual Company shall indemnify
its directors, officers and employees to the fullest extent permitted by the rules and regulations of the Office at 12 C.F.R. (S)545.121.

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